UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 6, 2022, the Company announced results of a prospective analysis from the Phase 1b cohort of the KRYSTAL-1 study evaluating intracranial (IC) responses of adagrasib in patients with KRASG12C-mutated non-small cell lung cancer (NSCLC) with active and untreated central nervous system (CNS) metastases. The data will be presented today as a late-breaking oral presentation in the session titled, “Clinical Science Symposium/Including the Excluded: Advancing Care for All Patients With Lung Cancer” at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting from 5:30 to 5:42 PM ET/4:30 to 4:42 PM CT (Abstract #LBA9009).

Results of Prospective Analysis

•	With a median follow up of 6.6 months (data cutoff date December 2021), 25 patients with active, untreated CNS metastases were enrolled in the study and treated with adagrasib 600 mg BID.

•

Of the radiographically evaluable patients (n=19), results showed an IC objective response rate of 32% (6/19) by modified response assessment in neuro-oncology-brain metastases (modified RANO-BM) by blinded independent central review.

•

In this analysis, three patients achieved a complete response and three patients achieved a partial response. The IC disease control rate was 84% (16/19, including 10 patients with stable disease). The median IC duration of response was not reached (95% confidence interval: 4.1 – not evaluable). Concordance of disease control between systemic and IC responses was 88% (14/16). For all patients enrolled, median overall survival was not reached.

•

Cerebrospinal fluid (CSF) samples were obtained from two patients for whom regression of CNS metastases was observed; adagrasib CSF/free plasma concentration ratios (Kp,uu: 0.47) were consistent with other agents with known CNS penetration and activity.

•

The safety profile of adagrasib in this study was consistent with the overall population with no new safety signals observed. Grade 1 and 2 treatment related adverse events (TRAEs) occurred in 60% of patients. Grade 3 TRAEs occurred in 36% of patients, and there were no Grade 4/5 TRAEs.

A copy of the press release announcing the immediately above results is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	MIRATI THERAPEUTICS, INC.

	By:	/s/ Reena R. Desai
Reena R. Desai
Chief Legal Officer and Corporate Secretary